File No. 333-___________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE MARCUS CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1139844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 East Wisconsin Avenue, Suite 1900 Milwaukee, Wisconsin	53202-4125
(Address of principal executive offices)	(Zip Code)

THE MARCUS CORPORATION 2004 EQUITY AND INCENTIVE AWARDS PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Thomas F. Kissinger

Vice President, General Counsel and Secretary

The Marcus Corporation

100 East Wisconsin Avenue, Suite 900

Milwaukee, Wisconsin 53202-4125

(414) 905-1000

(Name, address and telephone number of agent for service)

Copy to: Steven R. Barth Spencer T. Moats Garrett F. Bishop Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	2,500,000 shares	$19.84	$49,600,000	$5,411.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of The Marcus Corporation common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of The Marcus Corporation 2004 Equity and Incentive Awards Plan, as amended and restated (the “Plan”).

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the Plan as of the date of this registration statement and (b) the average high and low prices of The Marcus Corporation common stock as reported on the New York Stock Exchange on May 26, 2021 with respect to the balance of shares to be registered pursuant to the Plan.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 2,500,000 additional shares of the common stock, par value $1.00 per share, of The Marcus Corporation (the “Company”) in connection with the Company’s 2004 Equity and Incentive Awards Plan, as amended and restated.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-177573), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Restated Articles of Incorporation. [Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 13, 1997.]
4.2	By-Laws of The Marcus Corporation, as amended. [Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2020.]
4.3	The Marcus Corporation 2004 Equity and Incentive Awards Plan, as amended and restated. [Incorporated by reference to Attachment A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2021.]
5	Opinion of Foley & Lardner LLP.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Powers of Attorney (included on the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 2nd day of June, 2021.

THE MARCUS CORPORATION

By:	/s/ Gregory S. Marcus
Gregory S. Marcus President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory S. Marcus and Douglas A. Neis, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on June 2, 2021 in the capacities indicated.

Signature	Title

/s/ Gregory S. Marcus	President and Chief Executive Officer (Principal Executive Officer)
Gregory S. Marcus

/s/ Douglas A. Neis	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Douglas A. Neis

/s/ Stephen H. Marcus	Chairman of the Board
Stephen H. Marcus

Signature	Title

/s/ Diane Marcus Gershowitz	Director
Diane Marcus Gershowitz

/s/ Timothy E. Hoeksema	Director
Timothy E. Hoeksema

/s/ Allan H.Selig	Director
Allan H. Selig

/s/ Bruce J. Olson	Director
Bruce J. Olson

/s/ Philip L. Milstein	Director
Philip L. Milstein

/s/ Brian J. Stark	Director
Brian J. Stark

/s/ Katherine M. Gehl	Director
Katherine M. Gehl

/s/ David M. Baum	Director
David M. Baum

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